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                                   MEDJET INC.

                                   EXHIBIT 11

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

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
                                                                  Three Months Ended               Six Months Ended
                                                                 6/30/98       6/30/97           6/30/98        6/30/97
                                                               ----------    ----------        -----------    ----------
NET INCOME (LOSS) PER SHARE
     Net Income (Loss) Attributable
     to Common Shareholders                                    $ (860,201)   $  157,033        $(1,575,296)   $ (247,532)
                                                               ==========    ==========        ===========    ==========
     Weighted Average Common and Equivalent
     Shares Outstanding                                         3,830,852     3,648,666          3,753,854     3,648,666
                                                               ----------    ----------        -----------    ----------
Net Income (Loss) Per Share                                    $    (0.22)   $     0.04        $     (0.42)   $    (0.07)
                                                               ==========    ==========        ===========    ==========

NET INCOME (LOSS) PER SHARE - ASSUMING DILUTION
     (See "NOTE")
Net Income (Loss) Attributable to Common Shareholders          $ (860,201)   $  157,033        $(1,575,296)   $ (247,532)
                                                               ==========    ==========        ===========    ==========
Weighted Average Common and Equivalent
Shares Outstanding                                              3,830,852     3,648,666          3,753,854     3,648,666

       (A)  Assuming Exercise of Stock Options                     37,917        58,760             44,765        54,582
       (B)  Assuming Exercise of Warrants                          49,251        60,724             50,755        58,610
                                                               ----------    ----------        -----------    ----------
Weighted Average Common and Equivalent
Shares Outstanding - As Adjusted                                3,918,020     3,768,150          3,849,374     3,761,858
                                                               ==========    ==========        ===========    ==========
Net Income (Loss) Per Share - Assuming Dilution                $    (0.22)   $     0.04        $     (0.41)   $    (0.07)
                                                               ==========    ==========        ===========    ==========
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